UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2023

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2023, the board of directors (the “Board”) of Transcat, Inc. (the “Company”) increased the size of the Board to ten directors and appointed Dawn DePerrior to the Board, effective immediately. Ms. DePerrior will serve on the Board for a term expiring at the Company’s 2025 annual meeting of shareholders.

Ms. DePerrior was most recently a Managing Director, Advisory Services, for Ernst & Young LLP’s healthcare technology consulting practice, having served in that role from January 2020 until her retirement in June 2022. During her 40-year career, Ms. DePerrior has led all aspects of information technology including business transformation, cyber security, digitization, data, analytics, innovation, mergers and acquisition integration, finance and strategy. Prior to Ernst & Young LLP, Ms. DePerrior led business information technology transformation teams at Constellation Brands, Inc. from 2014 to 2019 and the University of Rochester Medical Center from 2008 to 2014. Ms. DePerrior also serves as a director of Evans Bancorp (NYSE American: EVBN), North Coast Holdings and the Greater Rochester Regional Health Information Organization. Ms. DePerrior was previously the board chair for the Villa of Hope, a Rochester based family services organization, and currently serves on its executive committee.

Ms. DePerrior was not selected to serve on the Board under any arrangement or understanding between her and any other person. The Company is not aware of any transactions with Ms. DePerrior that would require disclosure under Item 404(a) of Regulation S-K.

Ms. DePerrior will participate in the Company’s non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors. Under the terms of those arrangements, on October 26, 2023, Ms. DePerrior was granted a stock option to purchase 10,000 shares of the Company’s common stock under the Company’s 2021 Stock Incentive Plan. The option vests ratably over five years and has a ten-year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: October 30, 2023	By:	/s/ James M. Jenkins
James M. Jenkins
Chief Legal and Corporate Development Officer